Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports Second Quarter Fiscal 2013 Results and Provides Full Fiscal Year Guidance

Rochester, N.Y. — February 6, 2013 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its second quarter fiscal 2013 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “Today’s announcement of improved earnings guidance over last year’s earnings is a strong indication that the turnaround is progressing on schedule. Our improved profitability has allowed us to continue to de-leverage our balance sheet and position ourselves to pay off all remaining bank debt by fiscal year end. As our turnaround continues, the major task that remains is to continue to strengthen the sales engine of the Company by focusing our sales efforts on our core product strengths as well as some of our new product offerings.”

Key Financial Statistics (1)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
USD in millions – unaudited	2012	2011	2012	2011
Revenue (2)	$37.1	$39.1	$70.1	$76.9
Operating income (loss) (3)	$3.0	$2.3	$4.8	$(2.0)
Net income (loss)	$2.9	$1.6	$4.6	$(4.3)
Fully diluted net income (loss) per share	$0.05	$0.03	$0.08	$(0.08)
Adjusted EBITDA (4)	$4.8	$4.0	$8.3	$1.6
Adjusted EBITDA with add-back of restructuring and other charges (4)	$4.8	$4.0	$8.3	$6.9
Cash provided by operations	$1.6	$3.3	$1.9	$3.5
Bookings (5)	$47.8	$45.2	$81.7	$77.3

At December 31:	2012	2011
Cash and cash equivalents	$11.1	$14.1
Outstanding debt	$3.6	$8.4
Secured revenue (6)	$54.1	$45.1

(1)	All amounts shown reflect our Asian operations as discontinued operations.
(2)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three and six months ended December 31, 2012 decreased by 5% and 8%, respectively, over the same prior year periods.
(3)	Operating income for the three and six months ended December 31, 2012 did not include any restructuring or other charges, compared with $(0.1) million and $5.4 million, respectively, for the same prior year periods.

©2013 Harris Interactive Inc.	All rights reserved.

(4)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(5)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three and six months ended December 31, 2012 increased by 5% for both current periods, over the same prior year periods.
(6)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at December 31, 2012 increased by 19% over the same prior year period.

Full Year Fiscal 2013 Guidance

Eric Narowski, Chief Financial Officer of Harris Interactive, commented, “Based on current market conditions and forecasts, the Company projects Adjusted EBITDA to be between $13.5 and $14.5 million for the fiscal year ending June 30, 2013.”

Second Quarter Fiscal 2013 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Wednesday, February 6, 2013, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and the Company’s ability to remain in compliance with the financial covenants in its credit agreement.

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You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll® and for pioneering innovative research methodologies, Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research. Harris possesses expertise in a wide range of industries including health care, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing our client’s research investment. Serving clients in more than 196 countries and territories through our North American and European offices, Harris specializes in delivering research solutions that help us—and our clients-stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31, 2012	June 30, 2012
Assets
Cash and cash equivalents	$11,085	$11,456
Accounts receivable, net	27,234	19,940
Unbilled receivables	6,512	7,513
Prepaids and other current assets	3,663	3,859
Deferred tax assets	156	243

Total current assets	48,650	43,011
Property, plant and equipment, net	2,335	2,500
Other intangibles, net	9,551	10,795
Other assets	1,131	1,080

Total assets	$61,667	$57,386

Liabilities and Stockholders’ Equity
Accounts payable	$9,122	$7,628
Accrued expenses	17,343	21,643
Current portion of long-term debt	3,596	4,794
Deferred revenue	14,264	10,088
Liabilities from discontinued operations	—	181

Total current liabilities	44,325	44,334
Long-term debt	—	1,199
Deferred tax liabilities	1,497	1,696
Other long-term liabilities	3,165	4,072
Total stockholders’ equity	12,680	6,085

Total liabilities and stockholders’ equity	$61,667	$57,386

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenue from services	$37,087	$39,115	$70,097	$76,884
Operating expenses:
Cost of services	21,898	24,380	41,353	48,010
Selling, general and administrative	11,207	11,308	21,985	22,973
Depreciation and amortization	963	1,197	1,911	2,490
Restructuring and other charges	—	(72)	—	5,368

Total operating expenses	34,068	36,813	65,249	78,841

Operating income (loss)	3,019	2,302	4,848	(1,957)
Operating margin	8.1%	5.9%	6.9%	-2.5%
Interest expense, net	69	204	170	361

Income (loss) from continuing operations before income taxes	2,950	2,098	4,678	(2,318)

Provision for income taxes	58	283	43	3

Income (loss) from continuing operations	2,892	1,815	4,635	(2,321)
Loss from discontinued operations	—	(190)	—	(2,011)

Net income (loss)	$2,892	$1,625	$4,635	$(4,332)

Basic net income (loss) per share:
Continuing operations	$0.05	$0.03	$0.08	$(0.04)
Discontinued operations	—	(0.00)	—	(0.04)

Basic net income (loss) per share	$0.05	$0.03	$0.08	$(0.08)

Diluted net income (loss) per share:
Continuing operations	$0.05	$0.03	$0.08	$(0.04)
Discontinued operations	—	(0.00)	—	(0.04)

Diluted net income (loss) per share	$0.05	$0.03	$0.08	$(0.08)

Weighted average shares outstanding:
Basic	56,152,326	55,272,335	56,171,401	55,149,610

Diluted	57,412,623	55,294,426	57,395,320	55,149,610

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Harris Interactive Inc.

Three and Six Months Ended December 31, 2012

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
GAAP net income (loss)	$2,892	$1,625	$4,635	$(4,332)
Loss from discontinued operations	—	190	—	2,011
Interest expense, net	69	204	170	361
Provision for income taxes	58	283	43	3
Depreciation and amortization	1,127	1,462	2,243	2,980

EBITDA	$4,146	$3,764	$7,091	$1,023
Stock-based compensation (7)	679	271	1,248	550

Adjusted EBITDA	$4,825	$4,035	$8,339	$1,573

Adjusted EBITDA	$4,825	$4,035	$8,339	$1,573
Add-back of restructuring and other charges	—	(72)	—	5,368

Adjusted EBITDA with add-back of restructuring and other charges	$4,825	$3,963	$8,339	$6,941

(7)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation

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Full Year Fiscal 2013 Guidance

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

Amounts in millions of USD

	For the Fiscal Year Ending June 30, 2013 (1)(2)	For the Fiscal Year Ended June 30, 2012
GAAP net income (loss)	$7.0	$(5.6)
Loss from discontinued operations, net of tax	—	1.9
Interest expense, net	0.2	0.7
Provision for income taxes	0.1	0.2
Depreciation and amortization	4.4	5.6

EBITDA	$11.7	$2.8
Stock-based compensation (3)	2.3	1.8

Adjusted EBITDA	$14.0	$4.6

Adjusted EBITDA	$14.0	$4.6
Add-back of restructuring and other charges	—	7.5

Adjusted EBITDA with add-back of restructuring and other charges	$14.0	$12.1

(1)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(2)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(3)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

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